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                                  July 28, 1999

Delaware Group Premium Fund
1818 Market Street
Philadelphia, PA 19103

         Re:      Legal Opinion-Securities Act of 1933
                  ------------------------------------

Ladies and Gentlemen:

                  We have examined the Agreement and Declaration of Trust, (the "Agreement"), of Delaware Group Premium Fund (the "Fund"), a series business trust organized under Delaware law, the By-Laws of the Fund, and its proposed form of Share Certificates (if any), and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 as amended, (the "Investment Company Act") and the Securities Act of 1933 as amended, (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

                  The Fund is authorized by the Agreement to issue an unlimited number of shares with no par value and, like its predecessor, has authorized shares of the Aggressive Growth Series, the Capital Reserve Series, the Cash Reserve Series, the Convertible Securities Series, the Growth and Income Series, the Delaware Balanced Series, the DelCap Series, the Delchester Series, the Devon Series, the Emerging Markets Series, the Global Bond Series, the International Equity Series, the REIT Series, the Small Cap Value Series, the Social Awareness Series, the Strategic Income Series and the Trend Series, and the U.S. Growth Series series of shares. The Agreement also empowers the Board to designate any additional series or classes and allocate shares to such series or classes.

                  The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund, and/or its predecessor, has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

Delaware Group Premium Fund
July 28, 1999
Page 2



                  You have also informed us that the shares of the Fund's predecessor, have been, and will continue to be sold and the shares of the Fund will be sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                  Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Trustees pursuant to the Agreement, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Agreement and the laws of the State of Delaware.

                  We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                                      BY:  /s/ Bruce G. Leto
                                           --------------------------------
                                           Bruce G. Leto